News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2020

▪Earnings Per Share - Diluted of $5.40; Earnings Per Share - Diluted, as Adjusted, of $5.15
▪Total Sales of $8.6B; Net Flows of $2.6B; Long-Term AUM of $130.7B; Total AUM of $132.2B

Hartford, CT, February 2, 2021 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2020.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2020	12/31/2019	Change	9/30/2020	Change

U.S. GAAP Financial Measures
Revenues	$171.6	$146.1	17%	$154.8	11%
Operating expenses	$120.7	$108.3	11%	$113.8	6%
Operating income (loss)	$50.9	$37.8	35%	$41.0	24%
Operating margin	29.7%	25.9%		26.5%
Net income (loss) attributable to common stockholders	$43.3	$20.8	108%	$29.6	46%
Earnings (loss) per share - diluted	$5.40	$2.83	91%	$3.71	46%
Weighted average shares outstanding - diluted	8.026	8.084	(1%)	7.997	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$153.5	$128.4	20%	$137.6	12%
Operating expenses, as adjusted	$91.6	$78.3	17%	$83.6	10%
Operating income (loss), as adjusted	$61.9	$50.1	24%	$54.1	14%
Operating margin, as adjusted	40.3%	39.0%		39.3%
Net income (loss) attributable to common stockholders, as adjusted	$41.4	$34.9	18%	$35.9	15%
Earnings (loss) per share - diluted, as adjusted	$5.15	$4.32	19%	$4.49	15%
Weighted average shares outstanding - diluted, as adjusted	8.026	8.084	(1%)	7.997	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2020	12/31/2019	Change	9/30/2020	Change
Ending long-term assets under management (1)	$130.7	$107.7	21%	$115.0	14%
Ending total assets under management	$132.2	$108.9	21%	$116.5	13%
Average long-term assets under management (1)	$119.6	$103.9	15%	$111.5	7%
Average total assets under management	$121.1	$105.1	15%	$112.9	7%
Total sales	$8.6	$4.8	80%	$7.6	13%
Net flows	$2.6	$0.3	N/M	$1.2	117%

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management increased 14% to $130.7 billion at December 31, 2020 from $115.0 billion at September 30, 2020 as a result of $13.4 billion of market appreciation and $2.6 billion of positive net flows. Total assets under management at December 31, 2020 were $132.2 billion, including $1.5 billion in liquidity strategies.
Total sales of $8.6 billion increased by $1.0 billion, or 13%, from the third quarter as a result of higher sales of open-end funds, institutional, retail separate accounts, and exchange traded funds (ETFs). Open-end fund sales of $3.9 billion increased 5% with growth in both equity and fixed income funds, particularly large- and small-cap domestic equity strategies and credit-sensitive fixed income. Institutional sales of $2.3 billion increased 9%, including contributions from new mandates and existing accounts across multiple affiliates. Retail separate account sales of $2.2 billion increased 26% primarily due to continued growth in the intermediary sold channel.
Net flows of $2.6 billion increased meaningfully from $1.2 billion in the prior quarter and included positive net flows in retail separate accounts, open-end funds, institutional, and ETFs. Retail separate accounts positive net flows of $1.3 billion included contributions from both the intermediary sold and private client channels. Open-end fund net flows of $0.7 billion increased from $0.4 billion in the third quarter and reflected positive net flows in both equity and fixed income funds. Institutional net flows of $0.6 billion improved from net outflows of $0.3 billion in the prior quarter, which included a single large redemption.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income increased 24% to $50.9 million from $41.0 million in the prior quarter, as an 11% increase in total revenues, due to higher average assets under management, was partially offset by a 6% increase in total operating expenses, largely due to higher variable incentive compensation.
Net income attributable to common stockholders of $5.40 per diluted common share included $1.96 of realized and unrealized gains on investments and ($1.56) of fair value adjustments on affiliate noncontrolling interests. Third quarter net income per diluted share of $3.71 included ($1.09) of fair value adjustments on affiliate noncontrolling interests, and $0.75 of realized and unrealized losses on investments.

The effective tax rate during the quarter of 19% compared with 23% in the prior quarter, reflecting changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $153.5 million increased 12% sequentially primarily as a result of a 7% increase in average assets under management due to market appreciation and positive net flows. Revenues, as adjusted, included performance-related fees of $3.7 million, an increase from $2.0 million in the prior quarter.
Employment expenses, as adjusted, increased 11% to $73.5 million largely due to higher variable incentive compensation. As a percentage of revenues, as adjusted, employment expenses, as adjusted, were 47.8%, down modestly from the prior quarter. Other operating expenses, as adjusted, of $17.1 million increased sequentially from $16.3 million primarily due to modestly higher professional fees.
Operating income, as adjusted, and the related margin increased to $61.9 million and 40.3%, respectively, from $54.1 million and 39.3% in the prior quarter primarily due to higher revenues, as adjusted, partially offset by higher employment expenses.
Net income attributable to common stockholders, as adjusted, which is net of noncontrolling interests, was $5.15 per diluted common share, an increase of $0.66, or 15%, from $4.49 in the prior quarter. The increase primarily reflected higher revenues, as adjusted, as a result of the higher average assets under management.
The effective tax rate, as adjusted, was 27%, unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2020	12/31/2019	Change	9/30/2020	Change
Cash and cash equivalents	$246.5	$221.8	11%	$202.2	22%
Gross debt (1)	$205.7	$285.7	(28%)	$223.2	(8%)
Redeemable noncontrolling interests (2)	$87.5	$58.4	50%	$74.6	17%
Total equity attributable to stockholders	$711.2	$675.7	5%	$679.1	5%

Working capital (3)	$172.0	$160.1	7%	$159.1	8%
Net debt (cash) (4)	$(40.8)	$63.9	N/M	$21.0	N/M

(1)Excludes deferred financing costs of $4.5 million, $7.9 million, and $5.2 million, as of December 31, 2020, December 31, 2019, and September 30, 2020, respectively
(2)Excludes redeemable noncontrolling interests of consolidated investment products of $28.1 million, $5.4 million, and $24.7 million as of December 31, 2020, December 31, 2019, and September 30, 2020, respectively
(3)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next 12 months, including scheduled amortization and annual excess cash flow payment
(4)Defined as gross debt less cash and cash equivalents

Working capital at December 31, 2020 of $172.0 million increased 8% from September 30, 2020 as net cash generated from the business was partially offset by return of capital to shareholders and debt repayments.
During the quarter, the company repurchased 40,076 shares, or 0.5% of beginning-of-quarter outstanding common shares, for $7.5 million.
The company reduced gross debt in the quarter by $17.5 million, or 8%, to $205.7 million. Cash and cash equivalents at December 31, 2020 exceeded gross debt by $41 million.
Agreement with Westchester Capital Management
The company separately announced that it has entered into an agreement to acquire all of the equity of Westchester Capital Management, a premier manager of global event-driven alternative investment strategies with $4.3 billion in assets at December 31, 2020. The transaction is expected to close in the second half of the year, subject to customary closing conditions and approvals by Westchester Capital Management Funds Board and shareholders.
Partnership with Allianz Global Investors
On February 1, the company announced the completion of the actions necessary to finalize its previously announced strategic partnership with Allianz Global Investors that adds NFJ Investment Group as a newly established affiliated manager and expands the scope of its investment offerings for U.S. retail clients with $29.3 billion of assets under management, primarily in open- and closed-end mutual funds and retail separate accounts, as well as an additional $3.6 billion of other fee earning assets at December 31, 2020.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Tuesday, February 2, 2021, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 8218508). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through February 9, 2021 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 8218508).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus' affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, NFJ Investment Group, Seix Investment Advisors, Silvant Capital Management, and Sustainable Growth Advisers. Additional information can be found at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	Change	9/30/2020	Change	12/31/2020	12/31/2019	Change
Revenues
Investment management fees	$144,715	$120,945	20%	$129,785	12%	$505,338	$461,477	10%
Distribution and service fees	10,279	9,776	5%	9,797	5%	38,425	40,898	(6%)
Administration and shareholder service fees	16,407	15,137	8%	15,114	9%	59,463	59,884	(1%)
Other income and fees	245	226	8%	94	161%	670	987	(32%)
Total revenues	171,646	146,084	17%	154,790	11%	603,896	563,246	7%
Operating Expenses
Employment expenses	73,527	60,265	22%	67,479	9%	267,299	240,521	11%
Distribution and other asset-based expenses	20,686	20,086	3%	19,570	6%	77,010	82,099	(6%)
Other operating expenses	17,232	18,238	(6%)	16,343	5%	69,896	74,363	(6%)
Operating expenses of consolidated investment products	641	620	3%	1,016	(37%)	10,585	4,015	164%
Restructuring and severance	—	283	(100%)	735	(100%)	1,155	2,302	(50%)
Depreciation expense	1,100	1,263	(13%)	1,106	(1%)	4,660	4,992	(7%)
Amortization expense	7,529	7,533	—%	7,532	—%	30,127	30,244	—%
Total operating expenses	120,715	108,288	11%	113,781	6%	460,732	438,536	5%
Operating Income (Loss)	50,931	37,796	35%	41,009	24%	143,164	124,710	15%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	5,071	1,570	223%	2,498	103%	7,139	7,044	1%
Realized and unrealized gain (loss) of consolidated investment products, net	10,768	(3,657)	N/M	2,680	302%	(1,965)	(1,202)	63%
Other income (expense), net	1,070	519	106%	999	7%	1,876	2,411	(22%)
Total other income (expense), net	16,909	(1,568)	N/M	6,177	174%	7,050	8,253	(15%)
Interest Income (Expense)
Interest expense	(2,692)	(4,268)	(37%)	(2,877)	(6%)	(11,894)	(19,473)	(39%)
Interest and dividend income	236	827	(71%)	137	72%	1,367	3,844	(64%)
Interest and dividend income of investments of consolidated investment products	25,697	28,296	(9%)	26,088	(1%)	109,648	115,356	(5%)
Interest expense of consolidated investment products	(15,179)	(19,975)	(24%)	(17,622)	(14%)	(85,437)	(92,005)	(7%)
Total interest income (expense), net	8,062	4,880	65%	5,726	41%	13,684	7,722	77%
Income (Loss) Before Income Taxes	75,902	41,108	85%	52,912	43%	163,898	140,685	16%
Income tax expense (benefit)	14,088	11,326	24%	11,978	18%	43,935	35,177	25%
Net Income (Loss)	61,814	29,782	108%	40,934	51%	119,963	105,508	14%
Noncontrolling interests	(18,499)	(6,890)	168%	(11,286)	64%	(40,006)	(9,859)	306%
Net Income (Loss) Attributable to Stockholders	43,315	22,892	89%	29,648	46%	79,957	95,649	(16%)
Preferred stockholder dividends	—	(2,084)	(100%)	—	N/M	—	(8,337)	(100%)
Net Income (Loss) Attributable to Common Stockholders	$43,315	$20,808	108%	$29,648	46%	$79,957	$87,312	(8%)
Earnings (Loss) Per Share - Basic	$5.67	$3.02	88%	$3.86	47%	$10.49	$12.54	(16%)
Earnings (Loss) Per Share - Diluted	$5.40	$2.83	91%	$3.71	46%	$10.02	$11.74	(15%)
Cash Dividends Declared Per Preferred Share	$—	$1.81	(100%)	$—	N/M	$—	$7.25	(100%)
Cash Dividends Declared Per Common Share	$0.82	$0.67	22%	$0.82	—%	$2.98	$2.44	22%
Weighted Average Shares Outstanding - Basic	7,641	6,881	11%	7,684	(1%)	7,620	6,963	9%
Weighted Average Shares Outstanding - Diluted	8,026	8,084	(1%)	7,997	—%	7,976	8,149	(2%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2019	03/31/2020	6/30/2020	9/30/2020	12/31/2020
By product (period end):
Open-End Funds (1)	$42,870	$33,498	$40,053	$43,369	$49,521
Closed-End Funds	6,748	5,343	5,639	5,629	5,914
Exchange Traded Funds	1,156	480	541	543	837
Retail Separate Accounts	20,414	17,660	22,054	24,727	29,751
Institutional Accounts	32,635	28,210	34,545	36,596	40,623
Structured Products	3,903	4,343	4,264	4,163	4,060
Total Long-Term	$107,726	$89,534	$107,096	$115,027	$130,706
Liquidity (2)	1,178	1,160	1,365	1,460	1,488
Total	$108,904	$90,694	$108,461	$116,487	$132,194

By product (average) (3)
Open-End Funds (1)	$41,718	$41,060	$37,198	$42,475	$46,545
Closed-End Funds	6,639	6,524	5,566	5,742	5,847
Exchange Traded Funds	1,049	962	554	549	683
Retail Separate Accounts	18,863	20,414	17,660	22,054	24,727
Institutional Accounts	31,748	31,534	31,648	36,506	37,746
Structured Products	3,903	4,191	4,265	4,171	4,068
Total Long-Term	$103,920	$104,685	$96,891	$111,497	$119,616
Liquidity (2)	1,195	1,219	1,267	1,393	1,480
Total	$105,115	$105,904	$98,158	$112,890	$121,096

By asset class (period end):
Equity	$70,720	$57,180	$73,823	$81,032	$95,590
Fixed Income	31,186	28,231	28,870	29,603	30,310
Alternatives (4)	5,820	4,123	4,403	4,392	4,806
Total Long-Term	$107,726	$89,534	$107,096	$115,027	$130,706
Liquidity (2)	1,178	1,160	1,365	1,460	1,488
Total	$108,904	$90,694	$108,461	$116,487	$132,194

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
All Products
Open-End Funds (1)	57.4	57.8	58.4	59.5	60.7
Closed-End Funds	64.0	62.8	61.8	62.1	62.2
Exchange Traded Funds	22.0	21.3	14.1	13.7	9.1
Retail Separate Accounts	46.8	50.7	51.0	47.6	48.9
Institutional Accounts (6)	31.8	29.2	31.3	31.7	34.7
Structured Products (6)	37.9	33.9	26.8	34.2	31.1
All Long-Term Products (6)	47.0	46.8	46.8	47.0	48.8
Liquidity (2)	8.9	9.8	11.8	12.3	10.8
All Products	46.5	46.4	46.3	46.6	48.4

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3)     Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4)     Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies, and other
(5)     Represents investment management fees divided by average assets. Investment management fees exclude the impact of consolidated investment products
(6)     Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Institutional Accounts	1.2	0.8	0.7	2.1	3.9
Structured Products	1.5	—	—	—	—
All Long-Term Products	0.4	0.2	0.2	0.7	1.2
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	12/31/2019	12/31/2020
Open-End Funds (1)
Beginning balance	$41,190	$42,870	$33,498	$40,053	$43,369	$37,710	$42,870
Inflows	2,343	3,874	4,388	3,755	3,937	10,835	15,954
Outflows	(2,784)	(5,471)	(4,005)	(3,368)	(3,223)	(13,029)	(16,067)
Net flows	(441)	(1,597)	383	387	714	(2,194)	(113)
Market performance	2,301	(7,730)	6,244	3,004	5,692	7,536	7,210
Other (2)	(180)	(45)	(72)	(75)	(254)	(182)	(446)
Ending balance	$42,870	$33,498	$40,053	$43,369	$49,521	$42,870	$49,521

Closed-End Funds
Beginning balance	$6,816	$6,748	$5,343	$5,639	$5,629	$5,956	$6,748
Inflows	10	5	—	15	5	44	25
Outflows	—	—	—	—	—	—	—
Net flows	10	5	—	15	5	44	25
Market performance	26	(1,185)	380	54	364	1,116	(387)
Other (2)	(104)	(225)	(84)	(79)	(84)	(368)	(472)
Ending balance	$6,748	$5,343	$5,639	$5,629	$5,914	$6,748	$5,914

Exchange Traded Funds
Beginning balance	$1,054	$1,156	$480	$541	$543	$668	$1,156
Inflows	164	86	74	60	218	784	438
Outflows	(62)	(233)	(140)	(35)	(40)	(279)	(448)
Net flows	102	(147)	(66)	25	178	505	(10)
Market performance	23	(505)	137	(12)	126	90	(254)
Other (2)	(23)	(24)	(10)	(11)	(10)	(107)	(55)
Ending balance	$1,156	$480	$541	$543	$837	$1,156	$837

Retail Separate Accounts
Beginning balance	$18,863	$20,414	$17,660	$22,054	$24,727	$14,998	$20,414
Inflows	1,012	1,061	1,483	1,727	2,181	3,315	6,452
Outflows	(436)	(775)	(654)	(617)	(914)	(1,790)	(2,960)
Net flows	576	286	829	1,110	1,267	1,525	3,492
Market performance	976	(3,040)	3,560	1,591	3,757	4,045	5,868
Other (2)	(1)	—	5	(28)	—	(154)	(23)
Ending balance	$20,414	$17,660	$22,054	$24,727	$29,751	$20,414	$29,751

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	12/31/2019	12/31/2020
Institutional Accounts
Beginning balance	$30,951	$32,635	$28,210	$34,545	$36,596	$27,445	$32,635
Inflows	1,235	1,499	3,141	2,075	2,252	4,777	8,967
Outflows	(1,091)	(1,777)	(1,666)	(2,381)	(1,689)	(5,720)	(7,513)
Net flows	144	(278)	1,475	(306)	563	(943)	1,454
Market performance	1,553	(4,150)	4,877	2,472	3,482	6,377	6,681
Other (2)	(13)	3	(17)	(115)	(18)	(244)	(147)
Ending balance	$32,635	$28,210	$34,545	$36,596	$40,623	$32,635	$40,623

Structured Products
Beginning balance	$3,972	$3,903	$4,343	$4,264	$4,163	$3,640	$3,903
Inflows	—	491	—	—	—	389	491
Outflows	(45)	(42)	(73)	(69)	(81)	(98)	(265)
Net flows	(45)	449	(73)	(69)	(81)	291	226
Market performance	36	39	33	10	9	173	91
Other (2)	(60)	(48)	(39)	(42)	(31)	(201)	(160)
Ending balance	$3,903	$4,343	$4,264	$4,163	$4,060	$3,903	$4,060

Total Long-Term
Beginning balance	$102,846	$107,726	$89,534	$107,096	$115,027	$90,417	$107,726
Inflows	4,764	7,016	9,086	7,632	8,593	20,144	32,327
Outflows	(4,418)	(8,298)	(6,538)	(6,470)	(5,947)	(20,916)	(27,253)
Net flows	346	(1,282)	2,548	1,162	2,646	(772)	5,074
Market performance	4,915	(16,571)	15,231	7,119	13,430	19,337	19,209
Other (2)	(381)	(339)	(217)	(350)	(397)	(1,256)	(1,303)
Ending balance	$107,726	$89,534	$107,096	$115,027	$130,706	$107,726	$130,706

Liquidity (3)
Beginning balance	$1,221	$1,178	$1,160	$1,365	$1,460	$1,613	$1,178
Other (2)	(43)	(18)	205	95	28	(435)	310
Ending balance	$1,178	$1,160	$1,365	$1,460	$1,488	$1,178	$1,488

Total
Beginning balance	$104,067	$108,904	$90,694	$108,461	$116,487	$92,030	$108,904
Inflows	4,764	7,016	9,086	7,632	8,593	20,144	32,327
Outflows	(4,418)	(8,298)	(6,538)	(6,470)	(5,947)	(20,916)	(27,253)
Net flows	346	(1,282)	2,548	1,162	2,646	(772)	5,074
Market performance	4,915	(16,571)	15,231	7,119	13,430	19,337	19,209
Other (2)	(424)	(357)	(12)	(255)	(369)	(1,691)	(993)
Ending balance	$108,904	$90,694	$108,461	$116,487	$132,194	$108,904	$132,194

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3)     Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Total revenues, GAAP	$171,646	$146,084	$154,790
Consolidated investment products revenues (1)	2,581	2,377	2,413
Investment management fees (2)	(10,403)	(10,304)	(9,770)
Distribution and service fees (2)	(10,283)	(9,782)	(9,800)
Total revenues, as adjusted	$153,541	$128,375	$137,633

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Total operating expenses, GAAP	$120,715	$108,288	$113,781
Consolidated investment products expenses (1)	(641)	(620)	(1,016)
Distribution and other asset-based expenses (3)	(20,686)	(20,086)	(19,570)
Amortization of intangible assets (4)	(7,529)	(7,533)	(7,532)
Restructuring and severance (5)	—	(283)	(735)
Acquisition and integration expenses (6)	344	(1,193)	(999)
Other (7)	(580)	(308)	(368)
Total operating expenses, as adjusted	$91,623	$78,265	$83,561

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:
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Virtus Investment Partners, Inc. 12.

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Operating income (loss), GAAP	$50,931	$37,796	$41,009
Consolidated investment products (earnings) losses (1)	3,222	2,997	3,429
Amortization of intangible assets (4)	7,529	7,533	7,532
Restructuring and severance (5)	—	283	735
Acquisition and integration expenses (6)	(344)	1,193	999
Other (7)	580	308	368
Operating income (loss), as adjusted	$61,918	$50,110	$54,072

Operating margin, GAAP	29.7%	25.9%	26.5%
Operating margin, as adjusted	40.3%	39.0%	39.3%

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Net income (loss) attributable to common stockholders, GAAP	$43,315	$20,808	$29,648
Amortization of intangible assets, net of tax (4)	4,739	4,737	4,739
Restructuring and severance, net of tax (5)	—	206	534
Acquisition and integration expenses, net of tax (6)	(250)	868	726
Other, net of tax (7)	12,405	8,193	8,184
Seed capital and CLO investments (gains) losses, net of tax (8)	(18,847)	93	(7,910)
Net income (loss) attributable to common stockholders, as adjusted	$41,362	$34,905	$35,921
Weighted average shares outstanding - diluted	8,026	8,084	7,997
Weighted average shares outstanding - diluted, as adjusted	8,026	8,084	7,997

Earnings (loss) per share - diluted, GAAP	$5.40	$2.83	$3.71
Earnings (loss) per share - diluted, as adjusted	$5.15	$4.32	$4.49

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Income (loss) before taxes, GAAP	$75,902	$41,108	$52,912
Consolidated investment products (earnings) losses (1)	(3,292)	(304)	(906)
Amortization of intangible assets (4)	7,529	7,533	7,532
Restructuring and severance (5)	—	283	735
Acquisition and integration expenses (6)	(344)	1,193	999
Other (7)	580	308	368
Seed capital and CLO investments (gains) losses (8)	(18,798)	311	(8,873)
Income (loss) before taxes, as adjusted	$61,577	$50,432	$52,767
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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Income tax expense (benefit), GAAP	$14,088	$11,326	$11,978
Tax impact of:
Amortization of intangible assets (4)	2,055	2,054	2,057
Restructuring and severance (5)	—	77	201
Acquisition and integration expenses (6)	(94)	325	273
Other (7)	706	(247)	868
Seed capital and CLO investments (gains) losses (8)	49	218	(963)
Income tax expense (benefit), as adjusted	$16,804	$13,753	$14,414

Effective tax rate, GAAPA	18.6%	27.6%	22.6%
Effective tax rate, as adjustedB	27.3%	27.3%	27.3%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Administration and shareholder service fees, GAAP	$16,407	$15,137	$15,114
Consolidated investment products fees (1)	65	52	66
Administration and shareholder service fees, as adjusted	$16,472	$15,189	$15,180

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Employment expenses, GAAP	$73,527	$60,265	$67,479
Acquisition and integration expenses (6)	515	(1,193)	(999)
Other (7)	(580)	(308)	(368)
Employment expenses, as adjusted	$73,462	$58,764	$66,112

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Other operating expenses, GAAP	$17,232	$18,238	$16,343
Acquisition and integration expenses (6)	(171)	—	—
Other operating expenses, as adjusted	$17,061	$18,238	$16,343

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Total other income (expense), net GAAP	$16,909	$(1,568)	$6,177
Consolidated investment products (1)	3,106	1,747	3,490
Seed capital and CLO investments (gains) losses (8)	(18,798)	311	(8,873)
Total other income (expense), net as adjusted	$1,217	$490	$794

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Interest and dividend income, GAAP	$236	$827	$137
Consolidated investment products (1)	898	3,273	641
Interest and dividend income, as adjusted	$1,134	$4,100	$778

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	12/31/2020	12/31/2019	9/30/2020
Total noncontrolling interests, GAAP	$(18,499)	$(6,890)	$(11,286)
Consolidated investment products (1)	3,292	304	906
Amortization of intangible assets (4)	(735)	(742)	(736)
Other (7)	12,531	5,554	8,684
Total noncontrolling interests, as adjusted	$(3,411)	$(1,774)	$(2,432)

Notes to Reconciliations:

Reclassifications:

1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
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Virtus Investment Partners, Inc. 15.

Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2020	12/31/2019	9/30/2020
Employment expenses	$(515)	$1,193	$999
Other operating expenses	171	—	—
Total Acquisition and Integration Expenses	$(344)	$1,193	$999

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Interest expense is adjusted to remove gains on early extinguishment of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as preferred shares were mandatorily converted into common shares on February 1, 2020 and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:
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Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	12/31/2020	12/31/2019	9/30/2020
Employment expense fair value adjustments	$580	308	$368
Tax impact of employment expense fair value adjustments	(158)	(84)	(101)
Other discrete tax adjustments	(548)	331	(767)
Affiliate minority interest fair value adjustments	12,531	5,554	8,684
Preferred stockholder dividends	—	2,084	—
Total Other	$12,405	$8,193	$8,184

Seed Capital and CLO Related

8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
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Virtus Investment Partners, Inc. 17.

Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2019 Annual Report on Form 10-K and as supplemented by any subsequent Quarterly Report on Form 10-Q, as well as the following risks and uncertainties resulting from: (i) the on-going effects of the COVID-19 pandemic and associated global economic disruption; (ii) general domestic and global economic, political and pandemic conditions; (iii) any reduction in our assets under management; (iv) withdrawal, renegotiation or termination of investment advisory agreements; (v) damage to our reputation; (vi) failure to comply with investment guidelines or other contractual requirements; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse regulatory and legal developments; (xi) unfavorable changes in tax laws or limitations; (xii) adverse developments related to unaffiliated subadvisers; (xiii) negative implications of changes in key distribution relationships; (xiv) interruptions in or failure to provide critical technological service by us or third parties; (xv) volatility associated with our common stock; (xvi) adverse civil litigation and government investigations or proceedings; (xvii) risk of loss on our investments; (xviii) inability to make quarterly common stock dividends; (xix) lack of sufficient capital on satisfactory terms; (xx) losses or costs not covered by insurance; (xxi) impairment of goodwill or intangible assets; (xxii) inability to achieve expected acquisition-related benefits; and other risks and uncertainties.  Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2019 Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our other periodic reports filed with the Securities and Exchange Commission (the "SEC") could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com